SUB-ADVISORY AGREEMENT

                   TOUCHSTONE MAZAMA INSTITUTIONAL GROWTH FUND
                      TOUCHSTONE INSTITUTIONAL FUNDS TRUST

      This SUB-ADVISORY AGREEMENT is made as of January 30, 2008, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation (the "Advisor"), and Mazama Capital Management, Inc., an Oregon corporation (the "Sub-Advisor").

         WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended, and has been retained by Touchstone Institutional Funds Trust (the "Trust"), a Delaware statutory trust organized pursuant to an Agreement and Declaration of Trust dated October 25, 1993 (as amended) and registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"), to provide investment advisory services with respect to certain assets of the Touchstone Mazama Institutional Growth Fund (the "Fund"); and

         WHEREAS, the Sub-Advisor also is an investment advisor registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

         WHEREAS, the Advisor desires to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities on behalf of the Fund, and the Sub-Advisor is willing to furnish such services to the Advisor and the Fund;

         NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. EMPLOYMENT OF THE SUB-ADVISOR. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached hereto as Exhibit A (the "Advisory Agreement"), the Advisor hereby appoints the Sub-Advisor to manage the investment and reinvestment of that portion of the assets of the Fund allocated to it by the Advisor (the "Fund Assets"), in conformity with the Fund's currently effective Registration Statement, prospectus and Statement of Additional Information and subject to the control and direction of the Advisor and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The parties agree that if Fund Assets reach or exceed $333.3 million on or before the first year anniversary of the Fund's operations, then an additional investment capacity of $333.3 million in Fund Assets (up to a total of at least $666.7 million) shall be provided by the Sub-Advisor; and if Fund Assets reach or exceed $666.7 million on or before the second year anniversary of the Fund's operations, then an additional investment capacity of $333.3 million in Fund Assets (up to a total of at least $1 billion) shall be provided by the Sub-Advisor. Additional capacity may be provided at the Sub-Advisor's discretion if asset targets are not reached by the anniversary dates. If Fund Assets drop below a previously achieved threshold and remain below that threshold for a year, the capacity provided as a result of meeting that threshold may be rescinded by Sub-Advisor upon written notice. The parties further agree that these thresholds may be modified by the written consent of both parties. The Sub-Advisor hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Investment Advisers Act of 1940 (the "Advisers Act") and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Sub-Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

         2. DUTIES OF THE SUB-ADVISOR. The Sub-Advisor will provide the following services and undertake the following duties:

                  a. The Sub-Advisor will manage the investment and reinvestment of the Fund Assets, subject to and in accordance with the investment objectives, policies and restrictions of the Fund and in conformity with the Fund's currently effective Registration Statement, prospectus and Statement of Additional Information and any directions which the Advisor or the Trust's Board of Trustees may give from time to time with respect to the Fund. In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities will be exercised. The Sub-Advisor will render regular reports to the Trust's Board of Trustees and to the Advisor (or such other advisor or advisors as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Fund and the Sub-Advisor as the Trust or the Advisor shall from time to time request; provided, however, that in the absence of extraordinary circumstances, the individual primarily responsible for management of Fund Assets for the Sub-Advisor will not be required to attend in person more than one meeting per year with the trustees of the Trust.

                  b. The Sub-Advisor shall immediately notify the Advisor if the Sub-Advisor reasonably believes that the value of any security held by the Fund may not reflect fair value. The Sub-Advisor agrees to provide any pricing information of which the Sub-Advisor is aware to the Advisor and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund's valuation procedures for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Board and provided to the Sub-Advisor.

                  c. Regulatory Compliance.

                           (i) The Sub-Advisor agrees to comply with the requirements of the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "1933 Act"),, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. In selecting the Fund's portfolio securities and performing the Sub-Adviser's obligations hereunder, the Sub-Advisor shall cause the Fund Assets (as if a separate investment company) to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Sub-Advisor shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing. No supervisory activity undertaken by the Advisor shall limit the Sub-Advisor's full responsibility for any of the foregoing.

                           (ii) The Sub-Advisor has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Advisor and the Fund. The Sub-Advisor shall ensure that its Access Persons (as defined in the Sub-Advisor's Code of Ethics) comply in all material respects with the Sub-Advisor's Code of Ethics, as in effect from time to time. Upon request, the Sub-Advisor shall provide the Fund with (i) a copy of the Sub-Advisor's current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Advisor's Code of Ethics. No less frequently than annually, the Sub-Advisor shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Advisor's Code of Ethics to the Fund and the Advisor. The Sub-Advisor shall respond to requests for information from the Advisor as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Advisor. The Sub-Advisor shall immediately notify the Advisor of any material violation of the Code, whether or not such violation relates to a security held by the Fund.

                           (iii) The Sub-Advisor shall notify the Trust's Chief Compliance Officer and Advisor immediately upon detection of (i) any material failure to manage the Fund Assets in accordance with the Fund's investment objectives and policies or any applicable law; or
         (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures provided to the Sub-Advisor. In addition, the Sub-Advisor shall provide a quarterly report regarding its compliance with the Fund's investment objectives and policies and applicable law, including, but not limited to the 1940 Act, the Code, and the Fund's and the Advisor's policies, guidelines or procedures as applicable to the Sub-Advisor's obligations under this Agreement. The Sub-Advisor acknowledges and agrees that the Advisor may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Advisor agrees to correct any such failure promptly and to take any action that the Board and/or the Advisor may reasonably request in connection with any such breach. The Sub-Advisor shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Advisor will promptly notify the Trust in the event (i) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Advisor with the federal or state securities laws or (ii) the controlling stockholder of the Sub-Advisor changes or an actual change in control resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

                           (iv) The Sub-Advisor shall maintain separate books and detailed records of all matters pertaining to the Fund's assets advised by the Sub-Advisor required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Advisor, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Advisor and the Board at any time upon request shall be delivered to the Trust upon the termination of this Agreement and shall be available for telecopying without delay during any day the Fund is open for business.

                  d. The Sub-Advisor shall provide support to the Advisor with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Sub-Advisor's name as provided in Section 5, (ii) permission to use the past performance and investment history of the Sub-Advisor with respect to a composite of other funds managed by the Sub-Advisor that are comparable, in investment objective and composition, to the Fund, (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor, (iv) permission to use biographical and historical data of the Sub-Advisor and individual manager(s), and (v) permission to use the names of those clients pre-approved by the Sub-Advisor to which the Sub-Advisor provides investment management services, subject to receipt of the consent of such clients to the use of their names.

                  e. The Sub-Advisor will, in the name of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the 1933 Act, as such registration statements may be in effect from time to time. When placing orders with brokers and dealers, the Sub-Advisor's primary objective shall be to obtain the most favorable price and execution available for the Fund, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc., and subject to seeking most favorable price and execution and compliance with Rule 12b-1(h) under the 1940 Act, the Sub-Advisor may select brokers and dealers to execute portfolio transactions of the Fund that promote or sell shares of the Fund. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the 1934 Act), to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor's overall responsibilities with respect to discretionary accounts that it manages, and that the Fund derives or will derive a reasonable benefit from such research services. The Sub-Advisor will present a written report to the Board of Trustees of the Trust, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board of Trustees reasonably shall request.

                  f. The Sub-Advisor shall maintain errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Sub-Advisor shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

                  g. In the event of any reorganization or other change in the Sub-Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Sub-Advisor shall give the Advisor and the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

                  h. The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement except such expenses as are expressly undertaken by the Advisor or the Trust.

         3. COMPENSATION OF THE SUB-ADVISOR.

                  a. As compensation for the services to be rendered and duties undertaken hereunder by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to 0.50% the average daily net assets of the Fund without regard to any total expense limitation of the Trust or the Advisor. Such fee shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in this Section 3a, the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor's fee, the daily value of the Fund Assets shall be computed by the same method as the Trust uses to compute the net asset value of the Fund for purposes of purchases and redemptions of shares thereof.

                  b. The Sub-Advisor reserves the right to waive all or a part of its fees hereunder.

         4. ACTIVITIES OF THE SUB-ADVISOR. It is understood that the Sub-Advisor may perform investment advisory services for various other clients, including other investment companies. The Trust and the Advisor further acknowledge that the Sub-Advisor may form or serve as an investment advisor or sub-advisor to future funds, which have the same, similar, or overlapping investment objectives. Provided, however that the Sub-Advisor represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Advisor with respect to its selection of securities for the Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund in a manner consistent with Sub-Advisor's fiduciary duty.

         The Sub-Advisor will report to the Board of Trustees of the Trust (at regular quarterly meetings and at such other times as such Board of Trustees reasonably shall request, subject to the limitation on personal attendance at such meetings set forth in Section 2a) (i) the financial condition and prospects of the Sub-Advisor, (ii) the nature and amount of transactions affecting the Fund that involve the Sub-Advisor and affiliates of the Sub-Advisor, (iii) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Fund and to its other accounts, and (iv) such other information as the Board of Trustees shall reasonably request regarding the Fund, the Fund's performance, the services provided by the Sub-Advisor and affiliates of the Sub-Advisor to the Fund as compared to its other accounts and the plans of, and the capability of, the Sub-Advisor with respect to providing future services to the Fund and its other accounts. The Sub-Advisor agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Fund and its other clients.

         The Sub-Advisor has supplied to the Advisor and the Trust copies of its Form ADV with all exhibits and attachments thereto (including the Sub-Advisor's statement of financial condition) and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

         5. USE OF NAMES. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

         6. LIABILITY OF THE SUB-ADVISOR. The Sub-Advisor shall indemnify and hold harmless the Trust and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in
Section  15 of the  1933  Act)  (collectively,  the  "Sub-Advisor  Indemnitees")
against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of:
(a) the Sub-Advisor being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or any written guidelines or instruction provided in writing by the Board, or (b) the Sub-Advisor's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Sub-Advisor" shall include the Sub-Advisor and/or any of its affiliates and the directors, officers and employees of the Sub-Advisor and/or any of its affiliates.

         7. LIMITATION OF TRUST'S LIABILITY. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust's obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the Fund Assets and
(ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the holders of shares of the Fund, other than the Advisor, nor from any Trustee, officer, employee or agent of the Trust.

         8. FORCE MAJEURE. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take all reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         9. RENEWAL, TERMINATION AND AMENDMENT.

                  a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for two years from its initial effective date set forth above; and it shall continue thereafter provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Trust's Board of Trustees and
         (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

                  b. This  Agreement  may be  terminated  at any  time,  without payment of any  penalty,  (i) by the  Advisor  upon not more than sixty
         (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Advisor; (ii) by the Sub-Advisor upon not less than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor; or (iii) by the Trust upon either (y) the majority vote of its Board or (z) the affirmative vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

                  c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

                  d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

        10. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        11. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor for this purpose shall be 303 Broadway, Suite 1100, Cincinnati, Ohio 45202 and that the address of the Sub-Advisor shall be One Southwest Columbia Street, Suite 1500, Portland, Oregon 97258, Attn: Brian P. Alfrey, Executive Vice President/Chief Operating Officer...

         12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio and the Sub-Advisor consents to the jurisdiction of courts, both state or federal, in Ohio, with respect to any dispute under this Agreement.. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


                                        TOUCHSTONE ADVISORS, INC.
Attest:

                                        By:    /s/ James H. Grifo
--------------------------------               ---------------------------------
                                               James H. Grifo
Name:                                          President
     ---------------------------

Title:
      --------------------------


                                        MAZAMA CAPITAL MANAGEMENT, INC.
Attest:

/s/ Shannon M. Lynch                    By:  /s/ Brian P. Alfrey
--------------------------------             ----------------------------------

Name: Shannon M. Lynch                  Name: Brian P. Alfrey
      --------------------------              ---------------------------------

Title: Chief Compliance Officer         Title: EVP/COO
      --------------------------               --------------------------------